Exhibit 5.01

                                                January 31, 2003


Niku Corporation
305 Main Street
Redwood City, California  94063

                Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Niku Corporation, a Delaware corporation (the "Company"), in connection with the registration of: (i) 438,125 shares of the Company's common stock, $0.0001 par value ("Common Stock"), issuable pursuant to the Niku Corporation 2000 Equity Incentive Plan (the "EIP"); and (ii) 87,625 shares of Common Stock issuable pursuant to the Niku Corporation 2000 Employee Stock Purchase Plan (the "ESPP" and, together with the EIP, the "Plans"). The 525,750 shares of Common Stock to be registered pursuant to the Plans, in aggregate, are collectively referred to herein as the "Shares."

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (such Registration Statement, including all amendments and exhibits thereto, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing Common Stock; (iii) the Amended and Restated Articles of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (v) the Plans; (vi) certain resolutions of the Board of Directors of the Company relating to the adoption of the Plans; (vii) the form of option agreement to be entered into between the Company and each of the employees, directors, officers, advisors and consultants receiving options under the EIP (the "Form of Option Agreement"); and (viii) the form of subscription agreement to be entered into between the Company and each of the employees, directors, officers, advisors and consultants receiving Shares under the ESPP (the "Form of Subscription Agreement"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed that any agreements that will be entered into between the Company and each of the employees, directors, officers, advisors and consultants receiving options under the EIP and ESPP will conform to the Form of Option Agreement and Form of Subscription Agreement, respectively. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act and (ii) the certificates representing the Shares to be issued under the Plans in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered and paid for in accordance with the terms and conditions of the Plans, the Form of Option Agreement and the Form of Subscription Agreement at a price per share not less than the per share par value of the Common Stock, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      Skadden, Arps, Slate, Meagher & Flom LLP